UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BELDEN INC.

(Exact name of registrant as specified in its charter)

Delaware	36-3601505
(State of incorporation or organization)	(I.R.S. Employer or Identification No.)

1 North Brentwood Boulevard 15th Floor St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing a 1/100th interest in a share of 6.75% Series B Mandatory Convertible Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration file number to which this form relates: 333-211717

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Belden Inc. (the “Company”) is registering Depositary Shares, each representing a 1/100th interest in a share of 6.75% Series B Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”), pursuant to this Form 8-A. The descriptions of the Depositary Shares and the underlying Mandatory Convertible Preferred Stock are contained in the sections captioned “Description of Mandatory Convertible Preferred Stock” and “Description of Depositary Shares” in the Company’s prospectus supplement, dated July 20, 2016, which constitutes a part of the Registration Statement on Form S-3 (Registration No. 333-211717), filed by the Company with the Securities and Exchange Commission on May 31, 2016. Such sections are incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description of Exhibit	The filings referenced for incorporation by reference are Company (Belden Inc.) filings (File No. 001-12561)

3.1	Certificate of Incorporation, as amended	February 29, 2008 Form 10-K, Exhibit 3.1

3.2	Bylaws	May 31, 2016 Form 8-K, Exhibit 3.1

3.3	Certificate of Designations	July 26, 2016 Form 8-K, Exhibit 3.1

4.1	Rights Agreement	December 11, 1996 Form 8-A, Exhibit 1.1

4.2	Amendment to Rights Agreement	November 15, 2004 Form 10-Q, Exhibit 4.1

4.3	Amendment to Rights Agreement	December 8, 2006 Form 8-A/A, Exhibit 4.2(a)

4.4	Form of Certificate	July 26, 2016 Form 8-K, Exhibit 4.1

4.5	Deposit Agreement	July 26, 2016 Form 8-K, Exhibit 4.2

4.6	Form of Depositary Receipt	July 26, 2016 Form 8-K, Exhibit 4.3

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BELDEN INC.

Date: July 26, 2016	By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President, Legal, General Counsel and Corporate Secretary